                             SUBSCRIPTION AGREEMENT

         This Agreement dated as of February __, 2004 (the "AGREEMENT") is entered into by and among Connectivcorp, a Delaware corporation (the "COMPANY"), and the individuals and entities listed on Exhibit A hereto (the "PURCHASERS").

                                   BACKGROUND


         WHEREAS, the Company is offering in a private placement to "accredited investors" (as such term in defined in Regulation D promulgated under the Securities Act of 1933, as amended) a minimum $10,000,000 (the "MINIMUM AMOUNT") and a maximum of up to $25,000,000 (the "MAXIMUM AMOUNT") of units consisting of
(i) one share of 7% Convertible Preferred Stock, $0.001 par value per share of the Company (the "7% PREFERRED STOCK") and (ii) a Warrant (the "WARRANT") to purchase, at an exercise price of $1.00 per share, ten thousand (10,000) shares of Common Stock, $0.001 par value per share of the Company (the "COMMON STOCK") (each unit is being sold at an offering price of $10,000.00 per unit (the "UNITS")) (the "OFFERING");

         WHEREAS, the Purchaser desires to purchase that number of Units set forth on the signature page hereof on the terms and conditions hereinafter set forth and on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

         1. Authorization and Sale of Units.

            1.1 Authorization. The Company has, or before the Initial Closing (as defined in Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of (a) up to 2,500 shares of its 7% Preferred Stock, having the rights, restrictions, privileges and preferences set forth in the Certificate of Designations of 7% Preferred Stock, as filed with the Secretary of State of the State of Delaware (the "CERTIFICATE OF DESIGNATIONS"); and (b) Warrants to purchase up to 10,000 shares of Common Stock in the form attached hereto at Exhibit B. The Company has, or before the Initial Closing will have, adopted and filed the Certificate of Designations with the Secretary of State of the State of Delaware. Notwithstanding anything to the contrary set forth in this Agreement, Purchasers will not be able to convert any shares of the 7% Preferred Stock or exercise any part of the Warrants unless and until the Company has filed an amendment to the Company's Certificate of Incorporation increasing the amount of its authorized shares of Common Stock to allow for such conversion and/or exercise.

            1.2 Sale of Units; Subscription for Units. Subject to the terms and conditions of this Agreement, at the applicable Closing the Company will sell and issue to each of the Purchasers, and each of the Purchasers will purchase the number of Units set forth opposite such Purchaser's name on Exhibit A for the purchase price of Ten Thousand Dollars ($10,000.00) per Unit. The shares of 7% Preferred Stock and the Warrants being sold under this Agreement are sometimes collectively referred to as the "SECURITIES." The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Units to each of the Purchasers is a separate sale.

         To subscribe for Units, this Agreement must be properly completed, executed and delivered to American Stock Transfer and Trust Company, 59 Maiden Lane, New York, NY 10038, Attention: Henry Reinhold, accompanied by a check payable to "American Stock Transfer and Trust Company, Escrow Agent for ConnectivCorp". A purchaser desiring to deliver the purchase price for the Units in the form of wire transfer shall wire to the Escrow Agent at: JP Morgan Chase, 55 Water Street, New York, NY, ABA# 021 000 021, Account # 323-212-069,
Attention: Henry Reinhold. The minimum subscription amount is $250,000, although, with the consent of the Placement Agent and the Company, Purchasers may subscribe for, and the Company, in its sole discretion, may accept less than the minimum subscription amount. If the purchase price is paid by wire transfer, the Purchaser shall (i) include the Purchaser's name in the wire transfer instructions; and (ii) request from the bank or other financial institution that is originating the transfer the federal wire number with respect to the subscription and retain that number for future reference.

            1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Units as set forth in the Confidential Private Placement Memorandum, dated as of February ___, 2004 (together with all Exhibits thereto, the "Memorandum").

         2. The Closing. The initial closing of the sale and purchase of no less than the Minimum Amount under this Agreement shall take place at the offices of _________________, at 10:00 a.m. on ________ __, 2004, or at such other time and place as the Company may designate (the "INITIAL CLOSING," and the date on which the Initial Closing occurs, the "INITIAL CLOSING DATE"). Following the Initial Closing Date, and up to __________, 2004, the Company may hold additional closings (each, with the Initial Closing, a "CLOSING", and each such date, with the Initial Closing Date, a "CLOSING DATE") at such places and times as designated by the Company until such time as the Company has sold the Maximum Amount. There is no assurance that the Maximum Amount will be sold.

            At the applicable Closing, the Company shall deliver to each of the Purchasers a certificate for the number of shares of 7% Preferred Stock and warrant agreements for the number Warrants being purchased by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the purchase price therefor by check or wire transfer, as specified in Exhibit A. If on the applicable Closing Date any of the conditions specified in Section 5 shall not have been fulfilled, each of the Purchasers shall, at his or its election, be relieved of all of his or its obligations under this Agreement without thereby waiving any other rights he or it may have by reason of such failure or such non-fulfillment.

         The Purchaser hereby authorizes and directs the Company to deliver the Securities to be issued to the Purchaser pursuant to this Agreement directly to the residential or business address indicated on the signature page hereto.

         3. Representations of the Company. The Company hereby represents and warrants to each of the Purchasers as follows:

            3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as presently proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements (as defined in Section 3.4 below). The Company is duly qualified to do business as a foreign corporation in the State of New Jersey and in every other jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company taken as a whole.

            3.2 Capitalization. The authorized capital stock of the Company (immediately prior to the Initial Closing) will consist of 40,000,000 shares of Common Stock, of which 38,178,392 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, $0.001 par value per share, of which 1,000,000 shares have been designated as Series A Preferred Stock, $0.001 par value per share (the "SERIES A PREFERRED"), [572,888] of which are issued and outstanding and 2,500 of which have been designated 7% Preferred Stock, none of which are issued or outstanding. Immediately prior to the Initial Closing, all of the issued and outstanding shares of Common Stock and Series A Preferred will be duly authorized and validly issued and will be fully paid and nonassessable. Except as set forth in the Memorandum or provided in this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable Federal and state securities laws.

            3.3 Majesco. Majesco Sales Inc., a New Jersey corporation ("MAJESCO" or the "SUBSIDIARY"), the sole operating subsidiary of the Company, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as presently conducted and as presently proposed to be conducted by it. Majesco is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company taken as a whole. All of the issued and outstanding shares of capital stock of Majesco has been duly authorized and validly issued and are fully paid and nonassessable, and are owned (of record and beneficially) by the Company free and clear of all pledges, claims, liens, charges, encumbrances or security interests of any kind or nature whatsoever.

            3.4 Agreements. Except as disclosed in the Memorandum or provided in this Agreement and all other agreements required to be executed by the Company on or prior to the Closing pursuant to Section 5.4 (the "ANCILLARY AGREEMENTS"), to which the Company is a party, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best of the Company's knowledge, among any holders of its capital stock, relating to the acquisition (including without limitation rights of first refusal or preemptive rights), disposition, registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") or under the securities law of any other country for the purpose of sales to the public, or voting of the capital stock of the Company.

            3.5 Issuance of Shares. Except for the need to obtain stockholder approval in order to increase the amount of authorized Common Stock, the issuance, sale and delivery of the Securities in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the 7% Preferred Stock or exercise of the Warrants, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Securities when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the 7% Preferred Stock or exercise of the Warrants, when issued upon such conversion or exercise, will be duly and validly issued, fully paid and non-assessable.

            3.6 Authority for Agreement. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Certificate of Incorporation or By-Laws (each as amended to date) or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

            3.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority (of any jurisdiction) is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Securities, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except such filings as shall have been made prior to and shall be effective on and as of the Closing. Based on the representations made by each of the Purchasers in Section 4 of this Agreement, the offer and sale of the Securities to each of the Purchasers, and the shares of Common Stock issuable upon conversion of the 7% Preferred Stock or exercise of the Warrants, will be in compliance with and exempt from registration under all applicable Federal and state securities laws.

            3.8 Disclosures. Neither this Agreement or any Exhibit hereto, any certificate furnished to any of the Purchasers or their counsel in connection with the transactions contemplated by this Agreement, nor the Memorandum , when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company knows of no information or fact which has or would have a material adverse effect on the business, assets or condition, financial or otherwise, of the Company or of any of its Subsidiaries which has not been disclosed in this Agreement or the Memorandum.

         4. Representations of the Purchasers. Each of the Purchasers severally represents and warrants to the Company as follows:

            4.1 Investment. Such Purchaser is acquiring the Securities for his or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof or of the shares of Common Stock into which the Securities may be converted or acquired, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

            4.2 Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Any Purchaser that is a corporation, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

            4.3 Experience. Such Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, has carefully read the Memorandum (including the section entitled "Risk Factors") and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which he or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser.. The Purchaser hereby acknowledges and represents that (i) the Purchaser has prior investment experience, including investment in unregistered securities, or that the Purchaser has employed the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Purchaser and to all other prospective investors to evaluate the merits and risks of such an investment on the Purchaser's behalf;
(ii) the Purchaser recognizes the highly speculative nature of an investment in the Securities; and (iii) the Purchaser is able to bear the economic risk and illiquidity which the Purchaser assumes by investing in the Securities.

            4.4 Accredited Investor. Such Purchaser qualifies as an "accredited investor" for purposes of Regulation D promulgated under the Securities Act and has carefully and accurately completed the Confidential Investor Questionnaire contained in Section 10 hereof.

            4.5 Unregistered Securities. Such Purchaser understands and acknowledges that the Securities purchased by such Purchaser hereunder have not been registered under the Securities Act or under state securities laws in reliance upon exemptions under the provisions of the Securities Act and such state securities laws, which exemptions depend upon such investment intention and representations made by such Purchaser herein. The Purchaser hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the "SEC") because of the Company's representations that this Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Sections 3(b), 4(2) or 4(6) thereof and Regulation D promulgated under the Securities Act.

            4.6 Investment Risk. The Purchaser recognizes that the purchase of Securities involves a high degree of risk in that (i) the Company may require funds in addition to the proceeds of the Offering; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company; (iii) the Purchaser may not be able to liquidate its investment; (iv) transferability of the Securities is extremely limited; and (v) in the event of a disposition, the Purchaser could sustain the loss of its entire investment.

            4.7 Financial Statements. Such Purchaser acknowledges that prior to the Closing Date, such Purchaser has had access to the audited financial statements of the Company for the fiscal year ended October 31, 2003.

            4.8 (a) In making the decision to invest in the Securities, the Subscriber has relied solely upon the information provided by the Company herein and in the Memorandum. To the extent necessary, the Purchaser has retained, at its own expense, and relied upon the advice of appropriate professionals regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Securities hereunder.

                (b) The Purchaser covenants that no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Purchaser did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit or generally available; or (B) attend any seminar, meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

         5. Conditions to the Obligations of the Purchasers. The obligation of each of the Purchasers to purchase Units at the applicable Closing is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the applicable Closing:

            5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true in all material respects on and as of the date hereof and shall be true on and as of applicable Closing Date with the same effect as though such representation and warranty had been made on and as of the Initial Closing Date (except that (i) any representation or warranty expressly stated to have been made or given as of a specific date need be true only as of such date and (ii) any representation or warranty subject to materiality shall be true on and as of the date hereof and shall be true on and as of the Closing Date).

            5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

            5.3 No Material Adverse Change. There shall have been no material adverse change in the financial condition, business, assets or operations of the Company nor shall any event have occurred which so far as can reasonably be foreseen on the applicable Closing Date appears reasonably likely materially and adversely to affect the financial condition, business, assets or operations of the Company.

            5.4 Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

         6. Condition to the Obligations of the Company. The obligations of the Company under Section 1.2 of this Agreement are subject to fulfillment, or the waiver, of the following condition on or before the Closing:

            6.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchasers contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date (except that any representation or warranty expressly stated to have been made or given as of a specific date need be true only as of such date).

         7. Covenants of the Company.

            7.1 Registration of Securities. The Company shall, as soon as practicable, but not later than ninety (90) days after the Closing Date (the "FILING DATE"), (i) use its best efforts to file with the SEC a registration statement on Form S-1 (or on such other form on which the Company is eligible) (the "REGISTRATION STATEMENT") with respect to the resale of the Registrable Securities and use its best efforts to have such Registration Statement declared effective by the SEC as soon thereafter as is practical and (ii) cause such Registration Statement to remain effective until the Purchasers have completed the distribution described in the registration statement relating thereto. For purposes of this Agreement, the term "REGISTRABLE SECURITIES" shall mean (i) the shares of Common Stock issuable upon conversion of the 7% Preferred Stock, and
(ii) shares of Common Stock issuable upon the exercise of the Warrants; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC, and (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

            7.2 Failure to File Registration Statement and Other Events. In the event the Company does not file the Registration Statement on or prior to the Filing Date, the Company shall be obligated to pay an amount, as liquidated damages to each Purchaser, equal to 1.5% of such Purchaser's initial investment in the Units for each thirty day period that the Company fails to file the Registration Statement subsequent to the Filing Date. In addition, in the event the Registration Statement is not declared effective by the SEC within 180 days following the date of the final Closing Date (the "Target Effective Date"), the Company shall be obligated to pay an amount, as liquidated damages to each Purchaser, equal to 3.0% of such Purchaser's initial investment in the Units for each thirty day period the Registration Statement is not declared effective subsequent to the Target Effective Date.

            7.3 Reservation of Common Stock. After receipt of stockholder approval increasing the amount of authorized shares of Common Stock, the Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion or exercise, as applicable, of all of the outstanding Securities.

            7.4 Authorization of Additional Common Stock. The Company shall take all necessary action to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock in accordance with the description contained in the Memorandum.

         8. Transfer of Securities. The Purchaser consents to the placement of a legend on any certificate or other document evidencing the Securities indicating that such Securities have not been registered under the Securities Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber is aware that the Company will make a notation in its appropriate records and issue "stop transfer" instructions to its transfer agent with respect to the restrictions on the transferability of such Securities.

         9. Miscellaneous.

            9.1 Successors and Assigns. This Agreement and any rights and obligations hereunder may not be assigned prior to the Closing and, thereafter, this Agreement and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which Securities are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement.

            9.2 Survival. All representations and warranties and all covenants, agreements and obligations made by the Company or the Purchasers in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and any investigation at any time made by or on behalf of any indemnified party.

            9.3 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by facsimile or overnight courier or by registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

         If to the Company, at 160 Raritan Center Parkway, Edison, New Jersey 08837, Attention: Jan Chason, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers;

         If to a Purchaser, at his or its address set forth on Exhibit A, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser.

         Unless otherwise specified herein, such notices or other communications shall be deemed received (a) one business day after delivery, if delivered personally or by facsimile or overnight courier, or (b) seven business days after being sent, if sent by registered or certified mail.

            9.4 Entire Agreement. This Agreement and the Ancillary Agreements embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

            9.5 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchasers. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

            9.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

            9.7 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

            9.8 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


         10. CONFIDENTIAL INVESTOR QUESTIONNAIRE

            10.1 The Purchaser represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS
SECTION 10 WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.


Category A               The undersigned is an individual (not a partnership,
          ----           corporation, etc.) whose individual net worth, or joint
                         net worth with his or her spouse, presently exceeds
                         $1,000,000.

                               Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.


Category B               The undersigned is an individual (not a partnership,
          ----           corporation, etc.) who had an individual income in
                         excess of $200,000 in each of the two most recent years
                         , or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.


Category C               The undersigned is a director or executive officer of
          ----           the Company.

Category D               The undersigned is a bank; a savings and loan
          ----           association; insurance company; registered investment
                         company; registered business development company;
                         licensed small business investment company or "SBIC";
                         or employee benefit plan within the meaning of Title 1 of Employee Retirement Income Security Act or
                         "ERISA" and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or is a self-directed plan with investment decisions made solely by persons that are accredited investors.


                           --------------------------------------------------

                           --------------------------------------------------

                                            (describe entity)

Category E               The undersigned is a private business development
          ----           company as defined in section 202(a)(22) of the
                         Investment Advisors Act of 1940.

                           --------------------------------------------------

                           --------------------------------------------------

                                            (describe entity)

Category F               The undersigned is either a corporation, partnership,
          ----           Massachusetts business trust, or nonprofit organization
                         within the meaning of Section 501(c)(3) of the Internal
                         Revenue Code, in each case not formed for the specific purpose of acquiring the Securities and with total assets in excess of $5,000,000.

                           --------------------------------------------------

                           --------------------------------------------------

                                            (describe entity)

Category G               The undersigned is a trust with total assets in excess
          ----           of $5,000,000, not formed for the specific purpose of
                         acquiring the Securities where the purchase is directed by a "sophisticated person" as defined in Regulation
                         506(b)(2)(ii) under the Act.


Category H               The undersigned hereby certifies that it is an
          ----           accredited investor because all of its equity owners
                         are accredited investors. The Company, in its sole discretion, may request information regarding the basis on which such equity owners are accredited.


Category I               The undersigned hereby certifies that it is an
          ----           accredited investor because it
                         has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the Securities.


Category J               The undersigned is not within any of the categories
          ----           above and is therefore not an accredited investor.


The Company will notify a prospective Purchaser whether such Purchaser is eligible to purchase Securities pursuant to this Agreement (and the Company, in its sole discretion, retains the right to accept or reject all such purchases). The undersigned agrees that it will notify the Company at any time on or prior to the Closing Date in the event that the representations and warranties in this Investor Questionnaire shall cease to be true, accurate and complete.


            10.2 SUITABILITY (please answer each question)

(a) For an individual Purchaser, please describe your current employment, including the company by which you are employed and its principal business:

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(b) For an individual Purchaser, please describe any college or graduate degrees held by you:

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(c)  For all Purchasers, please list types of prior investments:

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

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(d) For all Purchasers, please state whether you have participated in other private placements before:

               YES_______                         NO_______

(e) If your answer to question (d) above was "YES", please indicate frequency of such prior participation in private placements of:

                                                                    Software and
                Public                    Private                   Other Gaming
                Companies                 Companies                 Companies *
                ---------                 ---------                 -----------


Frequently
                ---------                 ---------                 -----------

Occasionally
                ---------                 ---------                 -----------

Never
                ---------                 ---------                 -----------

         *indicate how many companies, whether public or private, are in the software or other computer gaming sectors.

(f) For an individual Purchaser, do you expect your current level of income to significantly decrease in the foreseeable future?

               YES_______                         NO_______

(g) For trust, corporate, partnership and other institutional Purchasers, do you expect your total assets to significantly decrease in the foreseeable future?

               YES_______                         NO_______

(h) For all Purchasers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you?

               YES_______                         NO_______

(i) For all Purchasers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

               YES_______                         NO_______

(j) For all Purchasers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

               YES_______                         NO_______


            10.3 MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

                 (a)    Individual Ownership

                 (b)    Community Property

                 (c)    Joint Tenant with Right of Survivorship
                        (both parties must sign)

                 (d)    Partnership*

                 (e)    Tenants in Common

                 (f)    Company*

                 (g)    Trust*

                 (h)    Other

         *If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

            10.4 NASD AFFILIATION.

Are you affiliated or associated with an NASD member firm (please check one)?

               YES _________             NO __________

If Yes, please describe:**


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         **  If Purchaser is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

             The undersigned NASD member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.


                       ----------------------------------
                            Name of NASD Member Firm

                   By:
                       ----------------------------------
                         Authorized Officer - Signature

                       ----------------------------------
                        Authorized Officer - Printed Name

                    Date: ____________________________ , 2004


            10.5 COMPANY RELIANCE ON THIS QUESTIONNAIRE

The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in this Section 10 and such answers have been provided under the assumption that the Company and its counsel will rely on them.

                           [SIGNATURE PAGE TO FOLLOW]

SIGNATURE PAGE                                 DATE SIGNED: __________ , 2004
---------------------------



NUMBER OF UNITS:
                                                        ----------------


MULTIPLIED BY OFFERING PRICE PER UNIT:               x    $10,000
                                                        ----------------



EQUALS SUBSCRIPTION AMOUNT:                          =    $
                                                        ----------------


-------------------------                      ---------------------------------
Signature                                      Second Signature
                                               (if purchasing jointly)


-------------------------                      ---------------------------------
Printed Name                                   Printed Second Name


-------------------------                      ---------------------------------
Entity Name                                    Entity Name


-------------------------                      ---------------------------------
Address                                        Address


-------------------------                      ---------------------------------
City, State and Zip Code                       City, State and Zip Code


-------------------------                      ---------------------------------
Telephone-Business                             Telephone-Business


-------------------------                      ---------------------------------
Facsimile-Business                             Facsimile-Business


-------------------------                      ---------------------------------
Tax ID # or Social Security #                  Tax ID # or Social Security #


Name in which securities should be issued: ____________________________________

================================================================================


This Subscription Agreement is agreed to and accepted as of ____________, 2004.



                                          CONNECTIVCORP




                                      By:
                                          --------------------------------------
                                          Name:   Jesse Sutton
                                          Title:  Chief Executive Officer

                            CERTIFICATE OF SIGNATORY


(To be completed if Securities are being subscribed for by an entity)



                  I,__________________________, am the__________________________


of _____________________________________________ (the "Entity").



         I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Securities, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.



         IN WITNESS WHEREOF, I have set my hand this___ day of ____, 2004.





                                         ---------------------------------------
                                                       (Signature)

                                    EXHIBIT A
                               List of Purchasers



             Name and Address                No. of Units          Aggregate
               of Purchaser                  ------------        Purchase Price
               ------------                                      --------------

                                                                        $
                                                                        $
                                                                        $
                                                                        $
                                                                        $
                                                                        $
                                                                        $

                                                                        $
                                                                        $

TOTALS:                                                                 $
-------

                                    EXHIBIT B

                                     Warrant